UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2020

DXC TECHNOLOGY COMPANY

(Exact name of registrant as specified in its charter)

Nevada	001-38033	61-1800317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1775 Tysons Boulevard Tysons, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

(703) 245-9675

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	DXC	The New York Stock Exchange
2.750% Senior Notes due 2025	DXC 25	The New York Stock Exchange
1.750% Senior Notes due 2026	DXC 26	The New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On April 14, 2020, DXC Technology Company (the “Company”) priced its public offering (the “Offering”) of $500 million aggregate principal amount of its 4.000% Senior Notes due 2023 and $500 million aggregate principal amount of its 4.125% Senior Notes due 2025 (collectively, the “Notes”).

The Notes are being offered pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-219941), filed with the Securities and Exchange Commission on August 14, 2017, and the related prospectus supplement and accompanying prospectus.

A copy of the press release announcing the pricing of the Offering is filed herewith as Exhibit 99.1.

Item 9.01.	Exhibits.

99.1	Press Release, dated April 14, 2020, announcing the pricing of the Offering.

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DXC TECHNOLOGY COMPANY

Date: April 14, 2020	By:	/s/ Paul N. Saleh
	Name:	Paul N. Saleh
	Title:	Executive Vice President and Chief Financial Officer